Exhibit 99.h.2.a

AMENDMENT

to

Transfer Agency and Service Agreement

between

Aberdeen Funds, On Behalf Of Each of The Entities,

 Individually and Not Jointly, As Listed On Schedule A (the “Funds”)

and

Boston Financial Data Services, Inc. (the “Transfer Agent”)

This Amendment is made as of this 23rd day of August 2012 between the Funds and the Transfer Agent. The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011 (the “Agreement”) under which the Transfer Agent performs certain services for the Funds.  In accordance with Section 16.1 (Amendment), Section 17 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.               Schedule A.  The current Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated September 24, 2012.

2.               All defined terms and definitions in the Agreement shall be the same in this Amendment (the “August 23, 2012 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS,		BOSTON FINANCIAL DATA
ON BEHALF OF EACH OF THE ENTITIES,		SERVICES, INC.
INDIVIDUALLY AND NOT JOINTLY,
AS LISTED ON SCHEDULE A

By:	/s/ Lucia Sitar	By:	/s/ Richard J. Johnson

Name:	Lucia Sitar	Name:	Richard J. Johnson
Managing Director
Title:	Vice President	Title:	Mutual Fund Transfer Agency Services, East
Division

As an Authorized Officer on behalf of each of the

Funds indicated on Schedule A

SCHEDULE A

Effective as of September 24, 2012

Fund	Jurisdiction and Type of Entity

Aberdeen China Opportunities Fund	Series of Delaware statutory trust
Aberdeen Global Natural Resources Fund	Series of Delaware statutory trust
Aberdeen Diversified Income Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate)	Series of Delaware statutory trust
Aberdeen Dynamic Allocation Fund (formerly, Aberdeen Optimal Allocations Fund: Moderate Growth)	Series of Delaware statutory trust
Aberdeen Diversified Alternatives Fund (formerly, Aberdeen Optimal Allocations Fund: Specialty)	Series of Delaware statutory trust
Aberdeen Small Cap Fund	Series of Delaware statutory trust
Aberdeen Tax-Free Income Fund	Series of Delaware statutory trust
Aberdeen Equity Long Short Fund	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Core Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Core Plus Income Fund	Series of Delaware statutory trust
Aberdeen International Equity Fund	Series of Delaware statutory trust
Aberdeen Global Fixed Income Fund	Series of Delaware statutory trust
Aberdeen Global Small Cap Fund	Series of Delaware statutory trust
Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)	Series of Delaware statutory trust
Aberdeen Asia-Pacific (Ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (Ex-Japan) Equity Institutional Fund)	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund (formerly, Aberdeen Emerging Markets Institutional Fund)	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Local Currency Fund	Series of Delaware statutory trust
Aberdeen Global High Yield Bond Fund	Series of Delaware statutory trust
Aberdeen Ultra-Short Duration Bond Fund	Series of Delaware statutory trust
Aberdeen Asia-Pacific Smaller Companies Fund	Series of Delaware statutory trust
Aberdeen U.S. Equity Fund (formerly, Aberdeen U.S. Equity I Fund)	Series of Delaware statutory trust
Aberdeen U.S. Equity II Fund	Series of Delaware statutory trust
Aberdeen U.S. High Yield Bond Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust